UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

9640 Towne Centre Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, Discovery Partners International, Inc. (“Discovery Partners”) entered into a Stock and Asset Purchase Agreement with Galapagos NV (“Galapagos”), a Belgian corporation, and Biofocus Inc., a Ohio corporation and a subsidiary of Galapagos (“Biofocus”), pursuant to which Discovery Partners agreed to sell the capital stock of its direct subsidiary Discovery Partners International AG to Galapagos and the capital stock or equity interests of its direct subsidiaries  ChemRx Advanced Technologies, Inc., Xenometrix, Inc. and Discovery Partners, L.L.C. to Biofocus, and to assign certain assets and liabilities related to the businesses of the acquired subsidiaries to Biofocus for $5.4 million in cash. The transaction is subject to customary closing conditions and is expected to close in July 2006.

A copy of Discovery Partners’ press release announcing the signing of the Stock and Asset Purchase Agreement, dated June 13, 2006, is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Additional Information about the Merger and Infinity Pharmaceuticals, Inc. and Where to Find It

In connection with the proposed merger between Discovery Partners and Infinity Pharmaceuticals, Inc. (“Infinity”), Discovery Partners filed a registration statement on Form S-4 on May 24, 2006 with the SEC, that contains a proxy statement/prospectus. Investors and security holders of Discovery Partners and Infinity are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed merger because it contains important information about Discovery Partners, Infinity and the proposed merger. Securityholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Discovery Partners and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the Solicitation

Discovery Partners and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Discovery Partners in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Discovery Partners is also included in Discovery Partners’ proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Discovery Partners at the address described above.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

99.1	Press release of Discovery Partners International, Inc. dated June 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Partners International, Inc.

Dated: June 14, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Discovery Partners International, Inc. dated June 13, 2006